Exhibit: 99.1
NYSE: ONB
www.oldnational.com
FINANCIAL NEWS
January 28, 2008
OLD NATIONAL REPORTS FOURTH-QUARTER EARNINGS OF
$22.0 MILLION, OR $.34 PER SHARE
•	EARNINGS PER SHARE INCREASES 25.9% OVER PRIOR YEAR FOURTH QUARTER

•	CONTINUED IMPROVEMENT IN NET INTEREST MARGIN AND NON-PERFORMING LOANS
Contacts:

Financial Community:	Media:
Lynell J. Walton — (812) 464-1366	Kathy A. Schoettlin — (812) 465-7269
Vice President — Investor Relations	Vice President — Public Relations
Fourth-Quarter vs. Third-Quarter Highlights:
•	Non-performing loans decrease 17.2%

•	Classified loans decrease 11.6%

•	Net interest margin expands 19 basis points
Old National Bancorp (NYSE: ONB) today reported earnings of $22.0 million, or $.34 per share, for the fourth quarter of 2007, an increase of 25.9% over the $.27 per share earned in the fourth quarter of 2006 and unchanged from the $.34 per share earned in the third quarter of 2007.
For the twelve-months ended December 31, 2007, net income was $74.9 million, or $1.14 per share. Full-year 2006 net income was $79.4 million, or $1.20 per share. Included in 2007 earnings were $7.7 million in pre-tax charges, or approximately $.08 per share, taken during the first quarter relating to various strategic initiatives undertaken by the Company to improve long-term performance.
President and CEO Bob Jones, noted, “We are pleased with our fourth-quarter and full-year performance given the unprecedented negative operating environment facing financial institutions today. Our disciplined approach to both deposit pricing and credit underwriting and workout have led to substantial improvement in our net interest margin and credit quality metrics during 2007. While no one can state with absolute certainty how they will perform during the coming year, we believe our consistent execution has strategically positioned us to face the challenges that lie ahead. A positive affirmation of this strategy was announced by the board last month with their approved increase in the Company’s cash dividend.”

Strategic Imperatives
Old National continues to be guided by three strategic imperatives that are critical in establishing the Company’s presence as a high-performing financial institution:
1.	Strengthen the risk profile.

2.	Enhance management discipline.

3.	Achieve consistent quality earnings.
Strengthen the Risk Profile
Old National’s improved credit administration practices continued to yield improvements in key credit quality metrics:

($ in millions)	2003	2004	2005	2006	2007	3Q07	4Q07
Non-Performing Loans	$104.6	$54.9	$55.6	$41.6	$40.8	$49.3	$40.8
Classified Loans	$343.9	$192.2	$136.6	$153.2	$115.1	$130.2	$115.1
Special Mention Loans	$215.7	$148.1	$83.2	$119.8	$103.2	$79.1	$103.2
Net Charge-Off Ratio	1.21%	.61%	.60%	.37%	.44%	.28%	.79%
Included in the third and fourth quarter charge-offs for 2007 were $1.4 million and $2.8 million, respectively, of write-downs taken in connection with loan sales. The loan sale for the fourth quarter amounted to $6.7 million and consisted of both commercial and commercial real estate loans.
Provision for loan losses recorded during the fourth quarter of 2007 was $1.7 million, compared to no provision recorded in both the third quarter of 2007 and the fourth quarter of 2006. Provision for 2007 totaled $4.1 million and compared favorably to the $7.0 million recorded during the full year of 2006.
At December 31, 2007, the allowance for loan losses was $56.5 million, down $7.6 million from the end of the third quarter and a decrease of $11.3 million from the end of 2006. As a percentage of total loans, the allowance at December 31, 2007, was 1.20%, down from the 1.35% at the end of the third quarter and the 1.44% at the end of 2006.
Chief Credit Officer Daryl Moore stated, “Looking back at 2007, we are generally pleased with the improvement in our overall credit metrics and remain committed to the continued strengthening of our risk profile through the operating platform we have established. For 2008, we remain appropriately cautious given the current economic environment and potential for credit deterioration in the intermediate term.”
Enhance Management Discipline
Capital Management
Old National repurchased no shares of common stock through the open market in the fourth quarter of 2007 and .2 million shares for the full year of 2007. In December 2005, the board approved the repurchase of up to 6.0 million shares of stock over a three-year period ending December 31, 2008. As of December 31, 2007, the Company has 4.3 million shares available to repurchase during 2008, the final year covered under this three-year authorization.

Expense Management
Total noninterest expenses for the fourth quarter of 2007 amounted to $71.0 million, compared to $65.5 million reported for the third quarter of the year and $69.6 million in the fourth quarter of 2006. The increase in the fourth quarter of 2007 relates primarily to $2.8 million in rent expense associated with our recent sale leaseback transactions and a $1.6 million increase in salaries and benefits expense.
For the full-year 2007, noninterest expenses totaled $278.0 million, compared to $264.7 million in 2006. Expenses in 2007 included an additional $4.5 million for the St. Joseph Capital Corporation, including $3.5 million in the salaries and employee benefits category. Also included in 2007 were higher performance based incentive accruals as well as an additional $6.5 million in occupancy expense related to the sale leaseback transactions.
Achieve Consistent Quality Earnings
Balance Sheet & Margin
Total loans, including residential real estate loans held for sale, totaled $4.699 billion at December 31, 2007, a $64.3 million decrease from the end of the third quarter. During the fourth quarter, the commercial segment of the portfolio increased $2.2 million, while the commercial real estate segment experienced a decline of $37.9 million, in large part because of Company’s conservative stance towards this segment.
The Company’s investment portfolio ended 2007 at $2.317 billion, a $50.8 million increase from the $2.266 billion reported at September 30, 2007, and a $346.7 million decrease from the end of 2006.
Total core deposits at December 31, 2007 were $5.447 billion, down $168.5 million from the $5.616 billion at September 30, 2007. The majority of the decline was planned as the Company continued to reduce its dependency on high cost money market accounts as well as public sector time deposits.
For the fourth quarter of 2007, net interest income was $62.2 million and represented a net interest margin of 3.56%. This compared favorably to net interest income of $59.5 million and a margin of 3.37% for the third quarter of 2007. The variance is even more significant given the third quarter of 2007 contained an interest recovery on loans which positively impacted the net interest margin by nine basis points.
“Our net interest margin and net interest income both benefited from our disciplined deposit pricing, the sale leaseback of our real estate and the first-quarter balance sheet restructuring we executed,” stated Chief Financial Officer Chris Wolking. “Cash generated from our sale leaseback transactions allowed us to reduce certain high-cost deposits and borrowings. Contributing significantly was our interest-bearing deposit and brokered CD rate, declining from 3.47% in the third quarter to 3.11% in the fourth quarter. In addition, our wholesale funding rate decreased from 5.55% in the third quarter to 5.09% in the fourth quarter.”
Fees, Service Charges and Other Revenue
For the fourth quarter of 2007, total fees, service charges and other revenue totaled $43.7 million, compared to $37.9 million reported for the third quarter of 2007 and $37.3 million in the fourth quarter of 2006. Upfront gains recorded from various sale leaseback transactions contributed $4.3 million and $.6 million to the fourth and third quarters of 2007, respectively, while the amortization of the deferred gains from these transactions contributed $1.2 million and $.1 million for the same periods.

About Old National
Old National Bancorp is the largest financial services holding company headquartered in Indiana and, with $7.8 billion in assets, ranks among the top 100 banking companies in the United States. Since its founding in Evansville in 1834, Old National has focused on community banking by building long-term, highly valued partnerships with clients in its primary footprint of Indiana, Illinois and Kentucky. In addition to providing extensive services in retail and commercial banking, wealth management, investments and brokerage, Old National also owns one of the largest independent insurance agencies headquartered in Indiana, offering complete personal and commercial insurance solutions. For more information and financial data, please visit the Company’s website at www.oldnational.com.
Conference Call
Old National will hold a conference call at 10:00 a.m. Central on Monday, January 28, 2008, to discuss fourth-quarter and full-year 2007 financial results, strategic developments, and the Company’s earnings outlook for 2008. The live audio web cast of the call, along with the corresponding presentation slides, will be available on the Company’s Shareholder Relations web page at www.oldnational.com and will be archived there for 12 months. A replay of the call will also be available from 1:00 p.m. Central on January 28 through February 11. To access the replay, dial 1-800-642-1687, conference code 30750165.
Forward-Looking Statement
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, descriptions of Old National’s financial condition, results of operations, asset and credit quality trends and profitability. Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to, market, economic, operational, liquidity, credit and interest rate risks associated with Old National’s business, competition, government legislation and policies, ability of Old National to execute its business plan, changes in the economy which could materially impact credit quality trends and the ability to generate loans and gather deposits, significant changes in accounting, tax or regulatory practices or requirements, other matters discussed in this press release and other factors identified in the Company’s Annual Report on Form 10-K and other periodic filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date of this press release, and Old National undertakes no obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this release.

OLD NATIONAL BANCORP	Three-Months Ended
Financial Highlights	December 31
($ in thousands except per-share data)
(FTE) Fully taxable equivalent basis.	2007	2006	Change	% Change
Income Data:
Net Interest Income (FTE)	$62,206	$56,041	$6,165	11.0
Fees, Service Charges and Other Revenues	43,743	37,349	6,394	17.1
Securities Gains (Losses)	140	774	(634)	(81.9)
Derivative Gains (Losses)	188	(442)	630	142.5
Total Revenue (FTE)	106,277	93,722	12,555	13.4
Provision for Loan Losses	1,673	—	1,673	N/M
Noninterest Expense	71,036	69,641	1,395	2.0
Income before Taxes	33,568	24,081	9,487	39.4
Provision for Taxes (FTE)	11,583	6,578	5,005	76.1
Net Income	21,985	17,503	4,482	25.6

Per Share Data: (Diluted) (a)
Net Income	.34	.27	.07	25.9
Average Diluted Shares Outstanding	65,707	65,868	(161)	(.2)
Book Value	9.86	9.66	.20	2.1
Stock Price	14.96	18.92	(3.96)	(20.9)

Performance Ratios:
Return on Average Assets	1.14%	.87%	.27%	31.0
Return on Average Equity (b)	13.39	10.87	2.52	23.2
Net Interest Margin (FTE)	3.56	3.09	.47	15.2
Other Expense to Revenue (Efficiency Ratio)	66.84	74.31	(7.47)	(10.1)
Net Charge-offs to Average Loans (c)	.79	.32	.47	146.9
Reserve for Loan Losses to Ending Loans (c)	1.20	1.44	(.24)	(16.7)
Non-Performing Loans to Ending Loans (c)	.87	.88	(.01)	(1.1)

Balance Sheet:
Average Assets	$7,723,558	$8,041,527	$(317,969)	(4.0)
End of Period Balances:
Assets	7,846,126	8,149,515	(303,389)	(3.7)
Investments (Including Money Market Investments)	2,316,980	2,663,712	(346,732)	(13.0)
Commercial Loans	1,694,736	1,629,885	64,851	4.0
Commercial Real Estate Loans	1,270,408	1,386,367	(115,959)	(8.4)
Consumer Loans	1,187,764	1,198,855	(11,091)	(.9)
Residential Real Estate Loans	533,448	484,896	48,552	10.0
Residential Real Estate Loans Held for Sale	13,000	16,634	(3,634)	(21.8)
Earning Assets	7,016,336	7,380,349	(364,013)	(4.9)
Core Deposits (Excluding Brokered CDs)	5,447,402	5,991,605	(544,203)	(9.1)
Borrowed Funds (Including Brokered CDs)	1,510,950	1,390,345	120,605	8.7
Shareholders’ Equity	652,881	642,369	10,512	1.6

(a)	Assumes conversion of stock options and restricted stock.

(b)	Based on average shareholders’ equity of $656,945 and $644,184, respectively, for 2007 and 2006.

(c)	Includes residential loans held for sale.

N/M	Not meaningful.

OLD NATIONAL BANCORP
Financial Highlights	Three-Months Ended
($ in thousands except per-share data)	December 31,	September 30,
(FTE) Fully taxable equivalent basis.	2007	2007	Change	% Change
Income Data:
Net Interest Income (FTE)	$62,206	$59,521	$2,685	4.5
Fees, Service Charges and Other Revenues	43,743	37,873	5,870	15.5
Securities Gains (Losses)	140	(472)	612	129.7
Derivative Gains (Losses)	188	170	18	10.6
Total Revenue (FTE)	106,277	97,092	9,185	9.5
Provision for Loan Losses	1,673	—	1,673	N/M
Noninterest Expense	71,036	65,495	5,541	8.5
Income before Taxes	33,568	31,597	1,971	6.2
Provision for Taxes (FTE)	11,583	9,033	2,550	28.2
Net Income	21,985	22,564	(579)	(2.6)

Per Share Data: (Diluted) (a)
Net Income	.34	.34	—	—
Average Diluted Shares Outstanding	65,707	65,658	49	.1
Book Value	9.86	9.78	.08	.8
Stock Price	14.96	16.57	(1.61)	(9.7)

Performance Ratios:
Return on Average Assets	1.14%	1.15%	(.01)%	(.9)
Return on Average Equity (b)	13.39	14.22	(.83)	(5.8)
Net Interest Margin (FTE)	3.56	3.37	.19	5.6
Other Expense to Revenue (Efficiency Ratio)	66.84	67.46	(.62)	(.9)
Net Charge-offs to Average Loans (c)	.79	.28	.51	N/M
Reserve for Loan Losses to Ending Loans (c)	1.20	1.35	(.15)	(11.1)
Non-Performing Loans to Ending Loans (c)	.87	1.04	(.17)	(16.3)

Balance Sheet:
Average Assets	$7,723,558	$7,856,012	$(132,454)	(1.7)
End of Period Balances:
Assets	7,846,126	7,832,485	13,641	.2
Investments (Including Money Market Investments)	2,316,980	2,266,227	50,753	2.2
Commercial Loans	1,694,736	1,692,521	2,215	.1
Commercial Real Estate Loans	1,270,408	1,308,287	(37,879)	(2.9)
Consumer Loans	1,187,764	1,210,260	(22,496)	(1.9)
Residential Real Estate Loans	533,448	539,297	(5,849)	(1.1)
Residential Real Estate Loans Held for Sale	13,000	13,313	(313)	(2.4)
Earning Assets	7,016,336	7,029,905	(13,569)	(.2)
Core Deposits (Excluding Brokered CDs)	5,447,402	5,615,939	(168,537)	(3.0)
Borrowed Funds (Including Brokered CDs)	1,510,950	1,397,765	113,185	8.1
Shareholders’ Equity	652,881	647,419	5,462	.8

(a)	Assumes conversion of stock options and restricted stock.

(b)	Based on average shareholders’ equity of $656,945 and $634,664, respectively, for December 31, 2007, and September 30, 2007.

(c)	Includes residential loans held for sale.

N/M	Not meaningful.

OLD NATIONAL BANCORP	Twelve-Months Ended
Financial Highlights	December 31
($ in thousands except per-share data)
(FTE) Fully taxable equivalent basis.	2007	2006	Change	% Change
Income Data:
Net Interest Income (FTE)	$236,351	$232,243	$4,108	1.8
Fees, Service Charges and Other Revenues	157,995	150,938	7,057	4.7
Securities Gains (Losses)	(3,023)	1,471	(4,494)	N/M
Derivative Gains (Losses)	166	1,511	(1,345)	(89.0)
Total Revenue (FTE)	391,489	386,163	5,326	1.4
Provision for Loan Losses	4,118	7,000	(2,882)	(41.2)
Noninterest Expense	277,998	264,690	13,308	5.0
Income before Taxes	109,373	114,473	(5,100)	(4.5)
Provision for Taxes (FTE)	34,483	35,100	(617)	(1.8)
Net Income	74,890	79,373	(4,483)	(5.6)

Per Share Data: (Diluted) (a)
Net Income	1.14	1.20	(.06)	(5.0)
Average Diluted Shares Outstanding	65,750	66,261	(511)	(.8)
Book Value	9.86	9.66	.20	2.1
Stock Price	14.96	18.92	(3.96)	(20.9)

Performance Ratios:
Return on Average Assets	.94%	.97%	(.03)%	(3.1)
Return on Average Equity (b)	11.67	12.43	(.76)	(6.1)
Net Interest Margin (FTE)	3.28	3.15	.13	4.1
Other Expense to Revenue (Efficiency Ratio)	71.01	68.54	2.47	3.6
Net Charge-offs to Average Loans (c)	.44	.37	.07	18.9
Reserve for Loan Losses to Ending Loans (c)	1.20	1.44	(.24)	(16.7)
Non-Performing Loans to Ending Loans (c)	.87	.88	(.01)	(1.1)

Balance Sheet:
Average Assets	$7,984,985	$8,173,423	$(188,438)	(2.3)
End of Period Balances:
Assets	7,846,126	8,149,515	(303,389)	(3.7)
Investments (Including Money Market Investments)	2,316,980	2,663,712	(346,732)	(13.0)
Commercial Loans	1,694,736	1,629,885	64,851	4.0
Commercial Real Estate Loans	1,270,408	1,386,367	(115,959)	(8.4)
Consumer Loans	1,187,764	1,198,855	(11,091)	(.9)
Residential Real Estate Loans	533,448	484,896	48,552	10.0
Residential Real Estate Loans Held for Sale	13,000	16,634	(3,634)	(21.8)
Earning Assets	7,016,336	7,380,349	(364,013)	(4.9)
Core Deposits (Excluding Brokered CDs)	5,447,402	5,991,605	(544,203)	(9.1)
Borrowed Funds (Including Brokered CDs)	1,510,950	1,390,345	120,605	8.7
Shareholders’ Equity	652,881	642,369	10,512	1.6

(a)	Assumes conversion of stock options and restricted stock.

(b)	Based on average shareholders’ equity of $641,848 and $638,359, respectively, for 2007 and 2006.

(c)	Includes residential loans held for sale.

N/M	Not meaningful.